                                                                  EXHIBIT (C)(1)

                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               October 30, 1997

                                 by and among

                           CREATIVE TECHNOLOGY LTD.

                          CSW ACQUISITION CORPORATION

                                      AND

                          CAMBRIDGE SOUNDWORKS, INC.

                               TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE I  THE OFFER.......................................................    1
     1.1 The Offer.........................................................    1
     1.2 Company Action....................................................    3
     1.3 Directors.........................................................    4
ARTICLE II  THE MERGER.....................................................    5
     2.1 Merger............................................................    5
     2.2 Conversion of Shares..............................................    6
     2.3 Exchange of Certificates..........................................    6
     2.4 Dissenting Shares.................................................    7
     2.5 Articles of Organization and Bylaws of the Surviving Corporation..    8
     2.6 Directors and Officers of the Surviving Corporation...............    8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER.....    8
     3.1 Corporate Organization............................................    9
     3.2 Authority.........................................................    9
     3.3 Consents And Approvals; No Violation..............................    9
     3.4 Brokers and Finders...............................................   10
     3.5 Financing.........................................................   10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   10
     4.1 Corporate Organization............................................   10
     4.2 Capitalization....................................................   11
     4.3 Subsidiaries......................................................   11
     4.4 Authority.........................................................   11
     4.5 Consents and Approvals; No Violation..............................   12
     4.6 Proxy or Information Statement....................................   12
     4.7 Conduct of Business...............................................   13
     4.8 SEC Documents.....................................................   14
     4.9 Litigation........................................................   14
     4.10 Labor Agreements and Actions.....................................   15
     4.11 Certain Agreements and Employee Benefit Plans....................   15
     4.12 Taxes............................................................   17
     4.13 Absence of Certain Changes or Events.............................   18
     4.14 Title to Properties: Absence of Liens and Encumbrances:
          Condition of Equipment...........................................   18
     4.15 Intellectual Property............................................   19
     4.16 Material Contracts...............................................   20
     4.17 Proprietary Information and Inventions Agreements................   20
     4.18 No Conflict of Interest..........................................   20

     4.19 Takeover Statutes Inapplicable...................................   21
     4.20 Brokers and Finders..............................................   21
SECTION V  COVENANTS OF THE COMPANY AND PARENT.............................   21
     5.1 Conduct of Business of the Company................................   21
     5.2 Stockholder Meeting; Proxy Material...............................   23
     5.3 Third Party Acquisitions..........................................   24
ARTICLE VI  ADDITIONAL AGREEMENTS..........................................   26
     6.1 Access to Information.............................................   26
     6.2 Legal Conditions to Offer and Merger..............................   26
     6.3 Confidentiality Agreement.........................................   27
     6.4 Public Announcements..............................................   27
     6.5 Indemnification and Directors' and Officers' Insurance............   27
     6.6 Company Stock Option Plans........................................   28
     6.7 Certain Employee Benefits Matters.................................   28
     6.8 Notice of Certain Events..........................................   29
     6.9 Obligations of Purchaser..........................................   29
     6.10 Voting of Shares.................................................   29
     6.11 Expenses.........................................................   29
     6.12 Takeover Statutes................................................   29
ARTICLE VII  CONDITIONS....................................................   30
     7.1 Conditions of Each Party's Obligation to Effect the Merger........   30
     7.2 Conditions to Obligations of Parent and the Purchaser.............   30
     7.3 Conditions to Obligations of the Company..........................   31
ARTICLE VIII  TERMINATION..................................................   31
     8.1 Termination.......................................................   31
     8.2 Effect of Termination.............................................   32
     8.3 Certain Payments..................................................   33
ARTICLE IX  GENERAL PROVISIONS.............................................   34
     9.1 Nonsurvival of Representations, Warranties and Agreements.........   34
     9.2 Amendments and Waivers............................................   34
     9.3 Severability......................................................   34
     9.4 Interpretation....................................................   34
     9.5 Assignment........................................................   35
     9.6 Counterparts......................................................   35
     9.7 Titles and Subtitles..............................................   35
     9.8 Notices...........................................................   35
     9.9 Entire Agreement..................................................   36
     9.10 No Third Party Beneficiaries.....................................   36
     9.11 Governing Law and Venue; Waiver of Jury Trial....................   36

                            INDEX OF DEFINED TERMS
                            ----------------------




DEFINED TERM                            REFERENCE
------------                            ---------

Agreement                               Preamble
CERCLA                                  (S) 4.7(c)
Certificates                            (S) 2.3(a)
Closing Date                            (S) 2.1(b)
Code                                    (S) 4.11(a)
Common Stock                            Recitals
Company                                 Preamble
Company Advisors                        (S) 5.3(a)
Company Disclosure Schedule             Article IV
Company Financial Statements            (S) 4.8
Company IP Rights                       (S) 4.15(a)
Confidentiality Agreement               (S) 6.3
Constituent Corporation                 (S) 2.1(a)
Cut-off Date                            (S) 1.3(a)
Dissenting Shares                       (S) 2.4(a)
Dissenting Stockholder                  (S) 2.4(a)
Effective Time                          (S) 2.1(b)
Environmental Laws                      (S) 4.7(c)
ERISA                                   (S) 4.11(b)
Exchange Act                            (S) 1.1(a)
Exchange Agent                          (S) 2.3(a)
Financial Advisor                       (S) 1.2(a)
Fully Diluted Shares                    (S) 4.2
Governmental Entity                     (S) 3.3
Hazardous Materials                     (S) 4.7(c)
HSR Act                                 (S) 3.3
Independent Directors                   (S) 1.3(c)
Information Statement                   (S) 4.6
IRS                                     (S) 4.11(b)
ISO                                     (S) 4.11(c)
Material Adverse Effect                 (S) 4.1
Material Contracts                      (S) 4.16
Material Plans                          (S) 4.11(b)
MBCL                                    Recitals
Merger                                  Recitals
Merger Agreement                        Annex I
Merger Price                            (S) 2.2(a)
Minimum Share Condition                 (S) 1.1(a)

DEFINED TERM                            REFERENCE
------------                            ---------

Notice of Superior Proposal             (S) 5.3(b)
Offer                                   Recitals
Offer Documents                         (S) 1.1(b)
Parent                                  Preamble
Parent Disclosure Schedule              Article III
Permits                                 (S) 4.7(b)
Preferred Stock                         (S) 4.2
Proxy Statement                         (S) 4.6
Purchaser                               Preamble
Schedule 13E-3                          (S) 1.1(b)
Schedule 14D-1                          (S) 1.1(b)
Schedule 14D-9                          (S) 1.2(b)
SEC                                     (S) 1.1(a)
SEC Documents                           (S) 4.8
Securities Act                          (S) 4.8
Shares                                  Recitals
Stock Option Plan                       (S) 4.2
Stock Options                           (S) 4.2
Stockholders' Meeting                   (S) 5.2(a)
Superior Proposal                       (S) 5.3(b)
Surviving Corporation                   (S) 2.1(a)
Takeover Statutes Inapplicable          (S) 4.19
Taxes                                   (S) 4.12(a)
Tendered Shares                         (S) 1.1(a)
Third Party                             (S) 5.3(b)
Third Party Acquisition                 (S) 5.3(b)
Warrants                                (S) 4.2

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October
                                              ---------
30, 1997, is entered into by and among Creative Technology Ltd., a Singapore corporation ("Parent"), CSW Acquisition Corporation, a Massachusetts corporation
              ------
and a wholly owned subsidiary of Parent (the "Purchaser"), and Cambridge
                                              ---------
SoundWorks, Inc., a Massachusetts corporation (the "Company").
                                                    -------

                                   RECITALS
                                   --------

     A. Parent presently owns an aggregate of 912,294 shares of common stock, no par value ("Common Stock") of the Company and holds a warrant to purchase an
               ------------
additional 257,314 shares of Common Stock.

     B. The respective Boards of Directors of the Company, Parent and the Purchaser have approved the acquisition of the Company by the Purchaser and, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a cash tender offer (the "Offer") for all of the outstanding shares of Common
                          -----
Stock (the "Shares") on the terms specified herein.
            ------

     C. The Board of Directors of the Company has approved the Offer and recommended that it be accepted by the stockholders of the Company.

     D. The Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company
                        ------
following the consummation of the Offer, all pursuant to this Agreement and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL").
                    ----

     The parties hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

     1.1  THE OFFER.
          ----------

          (a) Subject to the provisions of this Agreement and provided that none of the conditions identified in subparagraphs (a) - (i) in Annex I hereto shall
                                                           -------
have occurred and be continuing, Parent shall cause the Purchaser to, as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days following the initial public announcement of the Purchaser's intention to commence the Offer, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the

"Exchange Act")) the Offer for all of the outstanding Shares at a price of
-------------
$10.68 per Share, net to the seller in cash. The obligation of the Purchaser to accept for payment and to pay for any Shares tendered shall be subject only (i) to such number of Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly owned subsidiary of Parent, as shall constitute two-thirds of the Company's Fully Diluted Shares (as defined in Section 4.2) being validly tendered prior to the expiration or termination of the Offer and not withdrawn (the "Minimum Share Condition") and
                                                 -----------------------
(ii) to the other conditions to the Offer set forth in Annex I. The Purchaser
                                                       -------
may at anytime transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer (the "Tendered Shares"), but no such
                                                ---------------
assignment shall relieve the Purchaser of its obligations hereunder. The Purchaser expressly reserves the right to waive any of the conditions to the Offer set forth in Annex I and to modify the terms and conditions of the Offer;
                   -------
provided, however, that, without the prior written consent of the Company, the
--------  -------
Purchaser shall not amend or modify the terms of the Offer to (i) reduce the cash price to be paid pursuant to the Offer, (ii) reduce the number of Shares as to which the Offer is made, (iii) change the form of consideration to be paid in the Offer, (iv) modify or waive the Minimum Share Condition, or (v) impose conditions to its obligation to accept for payment or pay for the Tendered Shares other than those set forth in Annex I. Subject to the terms and
                                     -------
conditions thereof, the Offer shall expire at midnight, New York City time, on the date that shall be 20 business days after the date the Offer on which shall be commenced. The Offer may not be extended without the Company's prior written consent; provided, however, that the Purchaser may (x) from time to time extend
         --------  -------
(and re-extend) the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions shall be satisfied or waived; (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof
                                             ---
applicable to the Offer; or (z) extend (and re-extend) the Offer for any reason on one or more occasions for an aggregate period of not more than 20 business days beyond the latest expiration date that would otherwise be permitted under clause (x) or (y) above if on such expiration date there shall not have been tendered at least that number of Shares necessary to permit the Merger to be effected without a meeting of the Company's stockholders in accordance with the MBCL.

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Purchaser shall file with the SEC (i) a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the

"Schedule 14D-1") with respect to the Offer and (ii) a Rule 13e-3 Transaction
---------------
Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") with respect to the Offer and the other
              --------------
transactions contemplated hereby. The Schedule 14D-1 and the Schedule 13E-3 shall contain or shall incorporate by reference an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1,
Schedule 13E-3 and Offer to Purchase and the documents included therein or incorporated therein by reference pursuant to which the Offer shall be made, together with any supplements or amendments thereto, the "Offer Documents").
                                                          ---------------
The Company shall execute and join in the filing of the Schedule 13E-3. Parent and the Purchaser agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company or any of its representatives which is included in the Offer Documents. Each of Parent, the Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading, and each of Parent and the Purchaser further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and the Purchaser agree to provide the Company and its counsel any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Subject to the terms and conditions of the Offer, the Purchaser shall pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer as promptly as practicable following expiration of the Offer.

     1.2  COMPANY ACTION.
          ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that at a meeting duly called and held the Board of Directors of the Company has (i) by unanimous vote of all directors present and voting (with all directors who are designees of Parent abstaining), approved and adopted this Agreement and the transactions contemplated hereby and determined that the Offer and the Merger are in the best interests of the Company and its stockholders (other than Parent and the Purchaser) and on terms that are fair to such stockholders, and (ii) recommended that the Company's stockholders (other than Parent and the Purchaser) accept the Offer and tender all of their Shares in connection therewith and, if required under the MBCL, approve this Agreement and the transactions contemplated hereby. The Company represents that its Board of Directors has received the written opinion of Hambrecht & Quist LLC (its "Financial Advisor") that the consideration to be received by the holders of
------------------
Shares (other than Parent and the Purchaser and Dissenting Stockholders (as defined in Section 2.4)) pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view, and that a complete and correct signed copy of such opinion has been delivered on or prior to the date hereof by the Company to Parent. The Company hereby consents to the inclusion in the Offer Documents the recommendation of the Company's Board of Directors described in the immediately preceding sentence. The Company has been authorized by its Financial Advisor to permit, subject to the prior review by its Financial Advisor, the inclusion of the fairness opinion (or a reference thereto) in the Offer Documents, the Schedule 14D-9 (as defined in Section 1.2(b)) and the Proxy Statement (as defined in Section 4.6).

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the
                                         --------------
recommendation of the Company's Board of

Directors described above in Section 1.2(a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser or any of their respective representatives which is included in the
Schedule 14D-9. Each of the Company, Parent and the Purchaser agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading, and the Company further agrees to take all steps necessary to amend or supplement the
Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall, or shall cause its transfer agent to, furnish the Purchaser promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to the Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the other transactions contemplated hereby and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

     1.3  DIRECTORS.
          ----------

          (a) Promptly upon the purchase by the Purchaser of Shares in the Offer, and from time to time thereafter, the Purchaser shall be entitled to designate that number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii) the percentage that the number of Shares owned by the Purchaser, Parent and any direct or indirect wholly owned subsidiary of Parent (including Shares purchased in the Offer) bears to the total number of Shares outstanding at such time, and to effect the foregoing the Company shall upon request by the Purchaser, at the Company's election, either increase the number of directors comprising the Company's Board of Directors or seek and accept resignations of incumbent directors. The first date on which designees of the Purchaser shall constitute a majority of the Company's Board of Directors is referred to in this Agreement as the "Cut-Off Date." At such times, the Company will use its reasonable best
     ------------
efforts to cause individuals designated by the Purchaser to constitute the same percentage as such individuals represent on the Company's Board of Directors of each committee of the Board.

          (b) The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 of the Exchange Act in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. The Purchaser will supply to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the Cut-Off Date and prior to the Effective Time (as defined below), the Board of Directors of the Company shall have at least one director who is neither designated by the Purchaser, an employee of the Company nor otherwise affiliated with the Purchaser (one or more of such directors, the "Independent Directors") and any amendment of this Agreement or the Articles or
 ---------------------
Organization or Bylaws of the Company, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or any exercise or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the Independent Directors.

                                  ARTICLE II

                                  THE MERGER

     2.1  MERGER.
          -------

          (a) At the Effective Time (as defined in Section 2.1(b) below) and subject to the terms and conditions hereof and the provisions of the MBCL, the Purchaser will be merged with and into the Company in accordance with the MBCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The
                                                  ---------------------
Purchaser and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."
     ------------------------

          (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the expiration of the Offer and the Stockholders' Meeting (as defined in Section 5.2), if any, by duly filing appropriate articles of merger, in such form as is required by, and executed in accordance with, the relevant provisions of the MBCL

The Merger shall be effective at such time as the articles of merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts in accordance with the MBCL or at such later time as is specified in the articles of merger (the "Effective Time"). Prior to such filing, a closing shall take
                --------------
place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Article VII hereof. The date on which such closing shall occur is referred to herein as the "Closing Date."
     ------------

          (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to and responsible for all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 80 of the MBCL.

     2.2  CONVERSION OF SHARES.  At the Effective Time and by virtue of the
          --------------------
Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled pursuant to Section 2.2(b) below and (ii) Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive in cash an amount per Share equal to the highest price paid per Share pursuant to the Offer (the "Merger Price");
                                           ------------

          (b) Each Share held in the treasury of the Company and each Share owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned subsidiary of any of them, shall be canceled and retired without payment of any consideration therefor; and

          (c) Each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     2.3  EXCHANGE OF CERTIFICATES.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by Parent with the concurrence of the Company shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the Merger Price for
            --------------
certificates which prior to the Effective Time represented Shares and which as of the Effective Time represent the right to receive the Merger Price (the

"Certificates").  Promptly after the Effective Time, the Exchange Agent shall
-------------
mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. At or prior to the Effective Time, the Purchaser shall deposit in trust with the Exchange Agent immediately available funds in an amount sufficient to pay the Merger Price for all such Shares to the Company's stockholders as contemplated by this Section 2.3. Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares represented thereby in exchange therefor, the Certificate shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) Promptly following the sixth month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares or to perfect their right of appraisal with respect to their Shares pursuant to the applicable provisions of the MBCL and Section 2.4 below, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger.

     2.4  DISSENTING SHARES.
          ------------------

          (a) Notwithstanding the provisions of Section 2.2 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who shall have properly demanded appraisal of such Shares in accordance with the MBCL ("Dissenting Shares") shall not be converted into the right to receive the
       -----------------
Merger Price at the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the MBCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall have so failed to
                                ----------------------
perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section 2.2.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 89 of the MBCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

     2.5  ARTICLES OF ORGANIZATION AND BYLAWS OF THE SURVIVING CORPORATION.
          -----------------------------------------------------------------

          (a) Subject to the terms of Section 6.5(a), at the Effective Time the Articles of Organization of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization; provided, however, that Article I of the Articles of Organization
              -------- --------
of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Cambridge SoundWorks, Inc."

          (b) Subject to the terms of Section 6.5(a), the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Organization of the Surviving Corporation or such Bylaws.

          (c) Following the Effective Time, the purpose of the Surviving Corporation shall be to carry on the business of the Company as conducted prior to the Effective Time. The Surviving Corporation shall only be authorized to issue 1,000 shares of common stock, par value $.01 per share.

     2.6  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.
          ---------------------------------------------------
At the Effective Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles Organization and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Purchaser immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

     Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule (the "Parent Disclosure Schedule") delivered to the Company on or prior
               --------------------------
to the date hereof setting forth
additional exceptions specified therein to the representations and warranties contained in this Article III, which Disclosure Schedule shall identify exceptions by specific Section references:

     3.1  CORPORATE ORGANIZATION.
          -----------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of Singapore.

          (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

     3.2  AUTHORITY.  Each of Parent and the Purchaser has the full corporate
          ---------
power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the
MBCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms.

     3.3  CONSENTS AND APPROVALS; NO VIOLATION.  Neither the execution
          ------------------------------------
and delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective charter documents, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental
                                                                 ------------
Entity"), except

(A) pursuant to the Exchange Act, (B) filing articles of merger pursuant to the MBCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination or expiration of
                              -------
the waiting periods thereunder, (D) filings necessary to comply with state securities or "blue sky" laws, or (E) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger.

          3.4  BROKERS AND FINDERS.  Neither Parent nor the Purchaser has
               -------------------
employed any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

          3.5  FINANCING.  The Purchaser has or will have, prior to the
               ---------
expiration of the Offer and the Effective Time of the Merger, sufficient cash or cash-equivalent funds available to purchase all of the Shares outstanding in the Offer and the Merger, to provide adequate working capital for the Company following the Effective Time and to pay all related fees and expenses incurred in connection with the Offer and the Merger.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule (the "Company Disclosure Schedule") delivered to Parent on or prior to the date
-----------------------------
hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article IV, which Disclosure Schedule shall identify exceptions by specific Section references:

          4.1  CORPORATE ORGANIZATION.  The Company is a corporation duly
               ----------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority and all necessary governmental approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed would not have a Material Adverse Effect. As used herein, the term "Material
                                                                     --------
Adverse Effect" means any change or effect that, individually or in the
--------------
aggregate, is or is reasonably likely to be materially adverse to the business, operations, properties, prospects, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company.

          4.2  CAPITALIZATION  .  The authorized capital stock of the Company
               --------------
consists of 10,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, no par value ("Preferred Stock"). As of the close of business on October
                      ---------------
23, 1997, (i) 3,804,824 shares of

Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 576,753 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Common Stock ("Stock Options"), (iv) 257,314 shares of Common Stock were reserved for
        -------------
issuance upon the exercise of outstanding warrants to acquire shares of Common Stock ("Warrants"), and (v) no shares of Common Stock were held by the Company
        --------
in its treasury. The number of issued and outstanding shares of Common Stock at any time taken together with the number of shares of Common Stock reserved for issuance upon the exercise of outstanding Stock Options, but excluding the number of shares of Common Stock reserved for issuance upon the exercise of outstanding Warrants, at such time is referred to herein as the "Fully Diluted
                                                                 -------------
Shares." All Stock Options were issued by the Company pursuant to the terms of
------
its 1993 Stock Option Plan (as amended, the "Stock Option Plan"). All of the
                                             -----------------
issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Organization or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Except as disclosed in this Section 4.2, there are no shares of capital stock of the Company issued or outstanding, and except for the Stock Options and the Warrants, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

          4.3  SUBSIDIARIES.  The Company does not own, directly or
               ------------
indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          4.4  AUTHORITY.  The Company has the full corporate power and
               ---------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company if and to the extent required by applicable law, and the filing and recordation of the appropriate merger documents as required by the MBCL). This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.5  CONSENTS AND APPROVALS; NO VIOLATION.  Neither the execution
          ------------------------------------
and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Articles of Organization or Bylaws of the Company, or (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or to which it or any of its properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect, or
(iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) filing articles of merger pursuant to the MBCL, (C) filings under the HSR Act and the termination or expiration of the waiting periods thereunder, (D) filings necessary to comply with state securities or "blue sky" laws, or (E) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

     4.6  PROXY OR INFORMATION STATEMENT.  If the MBCL shall require a
          ------------------------------
Stockholders' Meeting (as defined in Section 5.2 below) to be convened in connection with the Merger, the proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments and supplements thereto, the "Proxy Statement") and all amendments
                                         ---------------
thereof and supplements thereto shall, and if the MBCL shall not require a Stockholders' Meeting to be convened in connection with the Merger, the information statement to be provided to stockholders of the Company in connection with the Merger, if any (together with the amendments and supplements thereto, the "Information Statement") shall, comply as to form in all material
              ---------------------
respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) in the case of the Proxy Statement, the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (x) no representation is made by the Company with respect to information supplied by Parent or any affiliates or representatives of Parent or the Purchaser for inclusion in the Proxy Statement or Information Statement, as the case may be, and (y) no representation is made with respect to a Proxy Statement or Information Statement, as the case may be, prepared by the Company and provided to the Company's stockholders at any time following the Cut-Off Date.

     4.7  CONDUCT OF BUSINESS.
          -------------------

          (a) The business of the Company, as presently conducted, is not being conducted in default or violation of any term, condition or provision of (i) its respective charter or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) any federal, state, local or foreign statue, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, excluding from the foregoing clauses (ii) and (iii) defaults or violations that could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company has all licenses, permits, orders or approvals of, and have made all required registrations with, all Governmental Entities that are material to the conduct of the business of the Company (collectively, "Permits"). To the Company's knowledge, (i) all Permits are in full force and
 -------
effect; (ii) no material violations are or have been recorded in respect of any Permit; and (iii) no proceeding is pending or threatened to revoke or limit any Permit.

          (c) The Company has not received any written communication from a Governmental Entity that alleges that the Company is not in compliance with any Environmental Law (as defined below). The Company has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials (as defined below), that could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "Environmental Laws" means any applicable treaties, laws, regulations,
 ------------------
enforceable requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation
                                  -- ---     ------
and Recovery Act, as amended, 42 U.S.C.  Section 6901 et seq., the Federal Water
                                                      -- ---
Pollution Control Act, as amended, 33 U.S.C.  Section 1251 et seq., the Clean
                                                           -- ---
Air Act of 1970, as amended, 42 U.S.C.  Section 7401 et seq., the Toxic
                                                     -- ---
Substances Control Act of 1976, 15 U.S.C.  Section 2601 et seq., the Hazardous
                                                        -- ---
Materials Transportation Act, 49 U.S.C.  Section 1801 et seq., and any similar
                                                      -- ---
or implementing state or local law, and all amendments or regulations promulgated thereunder; and the term "Hazardous Materials" means all explosive
                                      -------------------
or regulated radioactive materials or substances, biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

     4.8  SEC DOCUMENTS.  The Company has filed all required reports,
          -------------
schedules, forms, statements and other documents with the SEC since July 2, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied
      -------------
in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the
              --------------
rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Company
                                                                        -------
Financial Statements") comply as to form in all material respects with
--------------------
applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to be material). Except as and to the extent set forth on the balance sheet of the Company as at June 29, 1997, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 29, 1997 which could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     4.9  LITIGATION.  There is no suit, action or proceeding pending or,
          ----------
to the knowledge of the Company, threatened against the Company that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company having, or that could reasonably be expected to have, any such effect.

     4.10  LABOR AGREEMENTS AND ACTIONS.
           ----------------------------

          (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

          (b) The employment of each officer and employee of the Company is terminable at the will of the Company, and the Company has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock.

          (c) The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate such officer's or employee's employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee. Each officer and key employee of the Company is currently devoting 100% of his or her business time attending to the affairs of the Company.

     4.11  CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS.
           ----------------------------------------------

          (a) The Company is not a party to any written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment,
(iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) agreement or plan, including, without
                 ----
limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (b) Schedule 4.11(b) contains a true and complete summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock,
  -----
incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company is a party, with respect to which the Company has any obligations which are material in amount and which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company and (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company remains secondarily liable under
Section 4204 of ERISA (collectively, the "Material Plans").  Each Material Plan
                                          --------------
is in writing and the Company has previously provided to Parent a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, without limitation: (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS
                           ---
determination letter for each such Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. The Company has no express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has been so qualified during the period from its adoption to date. No Material Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company nor any officer or director of the Company has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of the Company, each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or anticipated claims against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Material Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

          (c) Schedule 4.11(c) contains a true and correct list of each person who holds any Stock Option as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest by December 15, 1997, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such Stock Option. Schedule 4.11(c)
 ---
also sets forth the aggregate number of ISO's and nonqualified Stock Options outstanding as of the date hereof.

     4.12  TAXES.
           -----

          (a) The Company (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are
                                                        -----
and will be no tax deficiencies claimed in writing and received by the Company in respect of any period preceding the Effective Time that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) have established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

          (b) No taxes, interest, penalties, assessments or deficiencies have been threatened or claimed in a writing and received by the Company by any taxing authority in respect of any tax returns filed by the Company (or any predecessor corporations). Neither the Company nor any predecessor corporation has executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. The Company is not currently being audited by any taxing authority nor has it received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the balance sheet of the Company as at June 29, 1997 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (c) The Company neither is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement.

          (d) The Company is not required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction, or (iii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. The Company has not given a consent under Section 341(f) of the Code. The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (e) The Company is not a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code by reason of the consummation of the Offer or the Merger, determined without regard to Section 280G(b)(4) of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. The Company is not nor has it been subject to any accumulated earnings tax or personal holding company tax. The Company does not own stock in (i) a passive foreign investment company within the meaning of Section 1296 of the Code or (ii) a controlled foreign corporation within the meaning of Section 957 of the Code. The Company is not obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. The Company has no unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code and has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. The Company does not own any property of a character the transfer of which would give rise to (x) a revaluation of such property for purposes of any ad valorem or similar tax, or (y) any documentary, stamp or other transfer tax. The Company has no "excess loss account" for purposes of the Treasury Regulations promulgated under Section 1502 of the Code.

     4.13  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 29, 1997, except as
           ------------------------------------
contemplated by this Agreement or disclosed in any SEC Document filed since such date and prior to the date of this Agreement, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any change in the business, operations, properties, prospects, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company having a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company.

     4.14  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF
           --------------------------------------------------------------------
EQUIPMENT.
----------

          (a) The Company does not own any real property.

          (b) All of the existing real property leases to which the Company is a party have been previously delivered to Buyer. Schedule 4.14(b) sets forth a complete and accurate list of all real property leased by the Company.

          (c) The Company owns or has valid leasehold interests in all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and that do not and are not reasonably likely to materially detract from the value, or interfere with the use of the property subject thereto or affected thereby. The Company has delivered to Buyer correct and complete copies of each lease identified in Schedule 4.14(b) and such leases are valid and enforceable by the Company in accordance with their terms. The Company has received no notice that, and, to the Company's knowledge, no circumstance exists which, with the passage of time or the giving of notice or both, could constitute a default under any such leases.

          (d) Each item of machinery and equipment owned or leased by the Company is (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, ordinary wear and tear excepted, and (iv) regularly and properly maintained.

     4.15  INTELLECTUAL PROPERTY.
           ---------------------

          (a) The Company either owns, or has a valid license with respect to, all patents, copyrights, trademarks, trade secrets and other intellectual property used in, by, or necessary to, the operation or conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Company IP Rights").
                                        -----------------

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any patent, copyright, trademark, trade secret or other intellectual property rights licensed by, or to, the Company, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Rights or materially impair the right of the Company, the Surviving Corporation or Parent in or to use, sell, enforce license or otherwise exploit any Company IP Rights or portion thereof.

          (c) Neither the operation of the Company's business, the Company IP Rights nor the manufacture, marketing, license, sale or intended use of any product, service or technology currently licensed, manufactured, created, distributed, authored, used, sold or under development by the Company (i) violates in any material respect any license or agreement between the Company and any third party or (ii) infringes any patents, copyright trademark, trade secret or other intellectual property right of any other party. There is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any Company IP Rights, nor has the Company received any written notice asserting that any Company IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

     4.16  MATERIAL CONTRACTS.  Except as disclosed in the SEC Documents,
           ------------------
there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. Except as reflected in the SEC Documents, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, other than purchase orders in individual amounts of less than $100,000 received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products (the "Material
                                                                     --------
Contracts").  To the knowledge of the Company: (i) each Material Contract is in
---------
full force and effect except as the same may have expired in accordance with its terms; (ii) the Company has not received any written assertion of default under any Material Contract; and (iii) the Company does not reasonably expect nor has it received any notice related to any termination or material change to, or proposal with respect to, any of the Material Contracts as a result of the transactions contemplated by this Agreement. The Company is not a party to, nor has it any obligation under, any contract or agreement, written or oral, which contains any covenants, currently or prospectively limiting the freedom of the Company to engage in any line of business anywhere in the world or to compete with any entity anywhere in the world.

     4.17  PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS.  Each current and
           -------------------------------------------------
former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms attached to Schedule 4.17. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms attached to Schedule 4.17 under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

     4.18  NO CONFLICT OF INTEREST.  Except as expressly disclosed in the
           -----------------------
SEC Documents, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, directly or indirectly, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.19  TAKEOVER STATUTES INAPPLICABLE.  No "fair price," "moratorium,"
           ------------------------------
"control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Shares, the Offer,
         ----------------
the Merger or any of the other transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company approving the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Chapters 110C and 110F of the Massachusetts Corporation-Related Laws to the extent, if any, that such statutes are applicable to such transactions and this Agreement. On or prior to the date hereof, the Company has taken all corporate action necessary to cause the restrictions set forth in Chapters 110D and 110E of the Massachusetts Corporation-Related Laws to be inapplicable to the Offer and the Merger and other similar transactions involving the Company and its stockholders.

     4.20  BROKERS AND FINDERS.  Except for Hambrecht & Quist LLC and the
           -------------------
fees payable by the Company to such firm described in an engagement letter dated September 29, 1997, a complete and correct copy of which has been provided to Parent on or prior to the date hereof, the Company has not employed any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   SECTION V

                      COVENANTS OF THE COMPANY AND PARENT

     5.1  CONDUCT OF BUSINESS OF THE COMPANY.  Except as contemplated by
          ----------------------------------
this Agreement, during the period commencing on the date of this Agreement and continuing until the Cut-Off Date or until the termination of this Agreement in accordance with its terms, the Company shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company will endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Cut-Off Date, the Company shall not directly or indirectly do, or propose to do, any of the following, without the prior written consent of Parent:

          (a) Declare or pay any dividends on or make any other distribution in respect of any of the capital stock of the Company;

          (b) Split, combine or reclassify any of the capital stock of the Company or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of the Company or repurchase, redeem or otherwise acquire any shares of the capital stock of the Company;

          (c) Issue, deliver, encumber, sell or purchase any shares of the capital stock of the Company or any securities convertible into, or rights, warrants, options or other rights of any kind to acquire, any such shares of capital stock, other convertible securities or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Common Stock upon the exercise of outstanding Stock Options and Warrants);

          (d) Amend or otherwise change its Articles of Organization or Bylaws (or other comparable organizational document);

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f) Sell, lease, license or otherwise dispose of any of its assets (including the Company IP Rights), other than in the ordinary course of business consistent with its past practices;

          (g) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice;

          (h) Enter into any contract or agreement other than in the ordinary course of business consistent with past practice;

          (i) Authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $150,000;

          (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

          (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

          (m) Amend or modify the warranty policy of the Company;

          (n) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's balance sheet dated as of June 29, 1997 as filed by the Company with the SEC in its Annual Report on Form 10-K for its fiscal year ended June 29, 1997 or subsequently incurred in the ordinary course of business and consistent with past practice; or

          (o) Take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Offer or any of the conditions to the Merger set forth in Article VII not being satisfied.

     5.2  STOCKHOLDER MEETING; PROXY MATERIAL.
          -----------------------------------

          (a) If this Agreement is required by the MBCL to be approved by the Company's stockholders, then the Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as
                   ---------------------
reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to the terms of Section 5.3(b), recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

          (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to the provisions of Article VII, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 82 of the MBCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

     5.3  THIRD PARTY ACQUISITIONS.
          ------------------------

          (a) The Company agrees that neither it nor any of its employees or directors shall, and it shall direct and use its best efforts to cause its agents and representatives (including its Financial Advisor or any other investment banker and any attorney or accountant retained by it (collectively, "Company Advisors")), not to, directly or indirectly, initiate, solicit,
-----------------
encourage or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in Section 5.3(b) below). The Company further agrees that neither it nor any of its employees or directors shall, and it shall direct and use its best efforts to cause all Company Advisors not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in Section 5.3(b) below) relating to the proposal of a Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition; provided,
                                                                      --------
however, that if at any time prior to the acceptance for payment of Shares
-------
pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish only such information with respect to the Company to any such person pursuant to a customary confidentiality agreement as was delivered to Parent prior to the execution of this Agreement and (y) participate in the discussions and negotiations regarding such inquiry, proposal or offer; and further provided, that nothing contained in this Agreement shall prevent the
------- --------
Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 5.3 (a). The Company agrees to notify Parent promptly if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company or any of the Company Advisors, (ii) any confidential or other non-public information about the Company is requested from the Company or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company or any of the Company Advisors indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, including the identity of the offering party, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each person or entity that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company, if any, to return all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

          (b) Except as permitted by this Section 5.3(b), the Board of Directors of the Company shall not withdraw its recommendation of the Offer or the Merger and other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Board of Directors of the Company determines in its good faith judgment, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors may withdraw or alter its recommendation of the Offer or the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Board of
           ---------------------------
Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or entity making such Superior Proposal and (ii) if

Parent does not, within five (5) business days (or within two (2) business days with respect to any amendment to any Superior Proposal which was noticed at least five (5) days prior to such amendment) after Parent's receipt of the Notice of Superior Proposal, make an offer which the Board of Directors of the Company determines in its good faith judgment (based on the advise of its Financial Advisor or another financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter
          --------  -------
into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.1(e)(i). For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the
                    -----------------------
following events: (i) the acquisition of the Company by merger or otherwise by any person or entity (which includes a "person" as such term is defined in
Section 13(d)(3) of the Exchange Act) other than Parent, the Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of
                      -----------
30% or more of the total assets of the Company (other than the purchase of the Company's products in the ordinary course of business); (iii) the acquisition by a Third Party of 30% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of 30% or more of the outstanding Shares; or (vi) the acquisition by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 30% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior
                                                                    --------
Proposal" means any bona fide proposal to acquire directly or indirectly for
--------
consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (based on consultation with its Financial Advisor or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, including the availability of financing therefor) and more favorable to the Company's stockholders than the Offer and the Merger.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  ACCESS TO INFORMATION.  Between the date of this Agreement and the
          ---------------------
Cut-Off Date, the Company will afford to Parent and its authorized representatives for the transactions contemplated hereby reasonable access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company as Parent may reasonably request. Additionally, the Company will permit Parent and its authorized representatives for the transactions contemplated hereby to make such inspections of the Company and its operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company as Parent may from time to time reasonably request. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All activities contemplated by this Section
6.1 shall be deemed to be within the scope of the Confidentiality Agreement (as defined in Section 6.3 below).

     6.2  LEGAL CONDITIONS TO OFFER AND MERGER.
          -------------------------------------

          (a) The Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Offer and the Merger. The Company will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company (or by the Purchaser or Parent) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement. In addition to the foregoing, prior to the Effective Time, the parties shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

          (b) The Purchaser and Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company in connection with the Offer and the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.3  CONFIDENTIALITY AGREEMENT. The Company and Parent acknowledge that the
          -------------------------
Mutual Confidentiality and Non-Disclosure dated October 18, 1996 Agreement between the Company and a wholly owned subsidiary of Parent (the "Confidentiality Agreement") shall remain in full force and effect at all times
 -------------------------
prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

     6.4  PUBLIC ANNOUNCEMENTS.  The Purchaser, Parent and the Company will
          --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The

Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

     6.5  INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.
          -------------------------------------------------------

          (a) The Articles of Organization and the Bylaws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article 6B of the Articles of Organization of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification thereunder unless such modification shall be required by law.

          (b) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

          (c) The Surviving Corporation shall use commercially reasonable efforts to maintain in effect for six years from the Effective Time (except as otherwise contemplated by subsection (d) below) directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage (including coverage amounts); provided, however, that in no event shall the Surviving Corporation be required
--------  -------
to expend pursuant to this Section 6.5 more than an amount per year equal to 125% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $36,000 in the aggregate) and provided, further that if the annual premiums exceed such amount, the
    --------  -------
Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d) The parties acknowledge that the Surviving Corporation's obligation to use reasonably commercial efforts to maintain insurance shall terminate at such time following the first anniversary of this Agreement as Parent, in its sole discretion, shall agree in writing to assume in all respects the obligations of the Surviving Corporation with respect to those indemnification rights contemplated by subsections (a) and (b) above. If Parent shall elect to assume such obligations, it shall provide prompt written notice thereof to each of the persons who shall be directors or executive officers of the Company as of the Effective Time.

          (e) This Section 6.5 shall survive the consummation of the Offer and the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding on all successors and assigns of the Surviving Corporation, and shall be enforceable by the indemnified parties.

     6.6  COMPANY STOCK OPTION PLAN.
          --------------------------

          (a) At the Effective Time, each outstanding Stock Option heretofore granted under the Stock Option Plan, outstanding immediately prior to the consummation of the

Offer and fully vested shall be exchanged, in whole and not in part and in a manner consistent with the terms of the Stock Option Plan, for a cash payment from the Company in an amount (subject to any applicable withholding tax) equal to the product of (i) the excess of the Merger Price over the per share exercise price of the Stock Option, multiplied by (ii) the number of Shares covered by the Stock Option immediately prior to the Effective Time.

          (b) The Stock Option Plan shall terminate as of the Effective Time and the Company shall use reasonable efforts to ensure that following the Effective Time no holder of options or any participant in the Stock Option Plan shall have any right thereunder to acquire any equity securities of the Company or the Surviving Corporation.

     6.7  CERTAIN EMPLOYEE BENEFITS MATTERS. Employees of the Company at the
          ---------------------------------
Effective Time will be provided with employee benefit plans by the Surviving Corporation or Parent which are consistent with those employee benefits being provided to such employees immediately prior to the Effective Time or, in the discretion of Parent, are in the aggregate no less favorable to such employees than those provided from time to time by Parent and its subsidiaries to similarly situated employees. If any employee of the Company becomes a participant in any employee benefit plan, program, policy or arrangement of Parent or one of its subsidiaries, such employee shall be given credit for all service prior to the Effective Time with the Company to the extent permissible under such plan, program, policy or arrangement.

     6.8  NOTICE OF CERTAIN EVENTS.  The Company shall notify Parent, and
          ---------------------------
Parent shall promptly notify the Company, of:

          (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge of the Company, threatened against, or involving the Company or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement;

          (iv) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

          (v) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.9  OBLIGATIONS OF PURCHASER.  Parent will take all action necessary
          ---------------
to cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.10  VOTING OF SHARES. Parent agrees to cause Purchaser (i) to vote all
           ----------------
Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting, if any such meeting shall be required by the MBCL, and (ii) if no Stockholders' Meeting shall be required by the MBCL, file the articles of merger providing for the Merger of Purchaser with and into the Company as soon as reasonably practicable under applicable regulatory requirements and law.

     6.11  EXPENSES. Except as otherwise provided in Section 8.3, whether or not
           --------
the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     6.12  TAKEOVER STATUTES.  If any Takeover Statute is or may become
           -----------------
applicable to the Offer, the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.


                                  ARTICLE VII

                                  CONDITIONS

     7.1  CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
          ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL.  If required by the MBCL, this Agreement and
              --------------------
the Merger shall have been approved and adopted by the affirmative vote or consent of the stockholders of the Company to the extent required by the MBCL and the Articles of Organization of the Company.

          (b) NO INJUNCTIONS OR RESTRAINTS.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used
                    --------  -------
reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

          (c) REGULATORY CONSENTS.  The waiting period applicable to the
              --------------------
consummation of the Merger under the HSR Act shall have expired or been terminated, and, other than filing the articles of merger, all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or Parent or any of their respective subsidiaries, with, and all government consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and the Purchaser shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in a Material Adverse Effect.

          (d) THE OFFER.  Shares shall have been purchased pursuant to the
              ---------
Offer.

     7.2  CONDITIONS TO OBLIGATIONS OF PARENT AND THE PURCHASER.  The
          ------------------------------------------------------
obligations of Parent and the Purchaser to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY.  The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     7.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The obligations of
          ----------------------------------------
the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of Parent and the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND THE PURCHASER.  Each of
              ------------------------------------------------------
Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                 ARTICLE VIII

                                  TERMINATION

     8.1  TERMINATION.  This Agreement may be terminated and the Merger
          -----------
may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

          (b) by either Parent or the Company if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or the Company if (i) the Offer shall have terminated or expired in accordance with its terms without the Purchaser having accepted for payment any Shares pursuant to the Offer; or (ii) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer within 120 days following the commencement of the Offer; provided, however, that the right
                                              -------- --------
to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party the failure of which (or the failure of the affiliates of which) to perform in any material respect any of its obligations under this Agreement results in the failure of any condition set forth in Annex I or if the
                                                               ------
failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party;

          (d) by Parent if (i) prior to the purchase of Shares pursuant to the Offer, (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by this Agreement; (B) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company acceptance of a Third Party Acquisition; (C) the Company shall have entered into any definitive agreement with respect to a Third Party Acquisition; or (D) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or (ii) the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured 20 days after the giving of written notice to the Company; or

          (e) by the Company if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the transactions contemplated by a Superior Proposal, provided that the Company
                                                      --------
shall have complied with the provisions of Section 5.3, including the notice provisions therein, and shall have made simultaneous payment of the fee contemplated by Section 8.3 below; or (ii) Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured 20 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Offer or the Merger.

     8.2  EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
          ---------------------
Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for fraud and for willful breach of a material obligation contained herein and except that the agreements contained in Sections 6.3, 6.11 and 8.3 shall survive the termination hereof.

     8.3  CERTAIN PAYMENTS.
          ----------------

          (a)  In the event that:

                      (i)       this Agreement is terminated (A) pursuant to
Section 8.1(d)(i) or Section 8.1(e)(i), or (B) pursuant to Section 8.1(c) or 8.1(d)(ii) to the extent that the termination or the failure to accept any Shares for payment, as the case may be, shall relate to the intentional failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the intentional material breach by the Company of any material representation or warranty of it contained in this Agreement; or

                      (ii) any person shall have commenced, publicly proposed or communicated to the Company a proposal with respect to a Third Party Acquisition and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Share Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to Section 8.1 and (D) the Company shall have consummated a Third Party Acquisition with any person other than Parent or any of its affiliates before or within 12 months after the date of such termination, then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $1,250,000, plus an amount, not to exceed
                                          ----
$750,000, equal to Parent's actual and reasonably documented out-of-pocket fees and expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amounts shall be payable in immediately available funds.

          (b) In the event that (i) Parent or the Purchaser shall willfully or intentionally breach in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement and as a result thereof the Company shall terminate this Agreement pursuant to Section 8.1 (e)(ii) or (ii) Parent shall elect to terminate this Agreement and fail to proceed to consummate the Offer or the Merger after all applicable conditions shall have been satisfied, then, in either of such events, Parent shall pay to the Company promptly (but in no event later than one business day after the date of such termination) a fee of $1,250,000, plus an
                                                                      ----
amount, not to exceed $400,000, equal to the Company's actual and reasonably documented out-of-pocket fees and expenses incurred by the Company in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amounts shall be payable in immediately available funds.

Such payment by Parent to the Company shall represent the sole and exclusive remedy at law or in equity to which the Company and its officers, directors, representatives and other affiliates shall be entitled in the event this Agreement shall be terminated in the circumstances contemplated by clauses (i) and (ii) of this subsection.

          (c) In the event that the Company or Parent shall fail to pay any amounts owing pursuant to the foregoing when due, interest shall be paid on such unpaid amounts, commencing on the date such amounts became due, at a rate equal to the rate of interest publicly announced by Bank of America NT&SA from time to time in San Francisco, California, as such bank's "reference rate" plus 3%.



                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger or termination of this Agreement, as the case may be, except for the agreements contained in Sections 6.5, 6.6 and 6.7 of this Agreement, each of which shall survive the Merger, and the agreements contained in Sections 6.3, 6.11 and 8.3, each of which shall survive termination of this Agreement.

     9.2  AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or
          ----------------------
waived only with the written consent of the parties. Any amendment or waiver effected in accordance with this Section 9.2 shall be binding upon the parties and their respective successors and assigns.

     9.3  SEVERABILITY. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provisions shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, the application thereof, in any other jurisdiction.

     9.4  INTERPRETATION.  The table of contents and Article, Section and
          --------------
subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or if any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

     9.5  ASSIGNMENT. Except as set forth in Section 1.1(a), this Agreement
          ----------
shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void.

     9.6  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.7  TITLES AND SUBTITLES.  The titles and subtitles used in this
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.8  NOTICES.  Any notice required or permitted by this Agreement
          -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice in accordance with this Section 9.8:

          (a)  If to Parent or the Purchaser:

               Creative Technology Ltd.
               31 International Business Park
               Creative Resource
               Singapore  609921
               Attn:    Ng Keh Long
                        Vice President, Treasurer and
                        Acting Chief Financial Officer
               Telecopy:  011-65-5690-0441

               with a copy to:

               Creative Labs, Inc.
               1901 McCarthy Blvd.
               Milpitas, CA  95035
               Attn:  John D. Danforth
                      Vice President and General Counsel
               Telecopy:  408-428-6699

               and a copy to:

               Venture Law Group
               2800 Sand Hill Road
               Menlo Park, CA 94025
               Attn:  Steven J. Tonsfeldt
               Telecopy:  650-854-1121


          (b)  If to the Company:

               Cambridge SoundWorks, Inc.
               311 Needham Street
               Newtown, MA  02164
               Attn:  Thomas J. DeVesto
                      President and Chief Executive Officer
               Telecopy:  617-332-9229

               with a copy to:

               Peabody & Arnold
               50 Rowes Wharf
               Boston, MA  02110
               Attn:  Joseph D.S. Hinkley
               Telecopy:  617-951-2125


     9.9  ENTIRE AGREEMENT.  This Agreement (and the Schedules, Annexes
          ----------------
and Exhibits), together with the Confidentiality Agreement the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     9.10  NO THIRD PARTY BENEFICIARIES.  Except as provided in Section 6.5(d),
           ----------------------------
this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.11  GOVERNING LAW; WAIVER OF JURY TRIAL
           -----------------------------------

          (a) EXCEPT TO THE EXTENT THAT THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS SHALL BE MANDITORILY APPLICABLE TO THE MERGER AND THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     The parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.


                              CREATIVE TECHNOLOGY LTD.

                              By: /s/ Sim Wong Hoo
                                 -------------------------------------

                                     Name: Sim Wong Hoo
                                          --------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------


                              By: /s/ Ng Keh Long
                                 -------------------------------------

                                     Name: Ng Keh Long
                                          --------------------------------------
                                     Title: Vice President, Corporate Treasurer
                                           -------------------------------------
                                            and Acting Chief Financial Officer
                                           -------------------------------------

                              CSW ACQUISITION CORPORATION

                              By: /s/ Ng Keh Long
                                 -------------------------------------

                                     Name: Ng Keh Long
                                          --------------------------------------
                                     Title: Vice President and Treasurer
                                           -------------------------------------

                              By: /s/ Erika Rottenberg
                                 -------------------------------------

                                     Name: Erika Rottenberg
                                          --------------------------------------
                                     Title: Vice President and Secretary
                                           -------------------------------------


                              CAMBRIDGE SOUNDWORKS, INC.


                              By: /s/ Thomas J. DeVesto
                                 -------------------------------------

                                     Name: Thomas J. DeVesto
                                          --------------------------------------
                                     Title: President and Chief Executive
                                           -------------------------------------
                                            Officer
                                           -------------------------------------

                              By: /s/ Wayne P. Garrett
                                 -------------------------------------

                                     Name: Wayne P. Garrett
                                          --------------------------------------
                                     Title: Vice President, Finance, and
                                           -------------------------------------
                                            Chief Financial Officer
                                           -------------------------------------

                                    ANNEX I

                            CONDITIONS OF THE OFFER

     DEFINED TERMS. Capitalized terms used in this Annex I and not otherwise defined shall have the meanings attributed thereto in the Agreement and Plan of Merger, dated as of October 30, 1997 (the "Merger Agreement"), by and among
                                           ----------------
Parent, the Purchaser and the Company.

     CONDITIONS OF THE OFFER. Subject to the terms of the Offer and this Agreement, the Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Share Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Merger Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

          (a) a preliminary or permanent injunction or other order by any federal, state or foreign court which prevents the acceptance for payment of, or payment for, some of or all the Shares shall have been issued and shall remain in effect;

          (b) there shall have been instituted or be pending any action or proceeding by any Governmental Entity (i) challenging the acquisition by the Purchaser of Shares or otherwise seeking to restrain, materially delay or prohibit the consummation of the Offer or the Merger or seeking damages that would make the Offer, the Merger or any other transaction contemplated hereby materially more costly to Parent or the Purchaser, (ii) seeking to prohibit or limit materially the ownership or operation by the Purchaser or Parent of all or a material portion of the business or assets of the Company, or to compel the Purchaser or Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or the Purchaser or Parent, as a result of the Offer or the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent or the Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated hereby, or (iv) seeking to require divestiture by Parent, the Purchaser or any other affiliate of Parent of any Shares;

          (c) there shall have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer, the Merger or any other transaction contemplated hereby, Parent, the Company or any affiliate of Parent or the Company by any Governmental Entity, except for the waiting period provisions of the HSR Act, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

          (d) any change or effect that, individually or in the aggregate, is or is reasonably likely to constitute a Material Adverse Effect shall have occurred following the date of the Merger Agreement;

          (e) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement; or

          (f) any representation or warranty of the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case when made and at and as of such time as if made at and as of such time.

          (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market;
(ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada; (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada; or (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

          (h) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Shares have been acquired by any person other than Parent or any of its affiliates, or (ii)(A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Third Party Acquisition or any other acquisition of Shares other than the Offer and the Merger, or (B) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (i) the Merger Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of the Purchaser and Parent. The foregoing rights of the Purchaser shall be available regardless of the circumstances giving rise to any such conditions (including any action or omission to act of the Purchaser) and, subject to Section 1.1(a) of the Merger Agreement, may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. Any determination by the Purchaser will be final and binding upon all parties including tendering stockholders.

          The failure by the Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.